ARTHUR ANDERSEN LLP

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in Franklin Financial Services Corporation 1997 annual report to shareholders incorporated by reference in this Form 10-K, into the Corproation's previously filed Registration Statements: File No. 2-92212, No. 2-98880, No. 33-36509, No. 33-64294, and No. 33-82420.


                                        /s/ Arthur Andersen LLP

Lancaster, PA
March 26, 1997